Exhibit 10.4

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON SETTLEMENT HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT)”, OR ANY U.S. STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE U.S. STATE SECURITIES LAWS, AFTER, IN THE CASE OF TRANSFERS UNDER CLAUSE (C) OR (D), THE HOLDER HAS FURNISHED TO THE COMPANY AND ITS TRANSFER AGENT AN OPINION OF COUNSEL OF RECOGNIZED STANDING OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT TO THE EFFECT THAT SUCH EXEMPTION(S) ARE AVAILABLE.

VIREO GROWTH INC.

RESTRICTED STOCK UNIT AGREEMENT

I.	NOTICE OF GRANT

Name of Participant:	Tyson Macdonald

Number of Restricted Stock Units:	9,500,000

Date of Grant:	May 9, 2025

Vesting Schedule:	Subject to the terms of this Agreement, the Restricted Stock Units shall vest as follows:

•	with respect to one-third of the Restricted Stock Units, on the day immediately following the date on which the 6-month trailing, annualized, adjusted EBITDA (“AEBITDA”) exceeds US$150,000,000 and the net leverage of the Company is below 2.2x;

•	with respect to one-third of the Restricted Stock Units, on the day immediately following the date on which the AEBITDA exceeds US$165,000,000 and the net leverage of the Company is below 2.2x; and

•	with respect to the remainder of the Restricted Stock Units, on the day immediately following the date on which the AEBITDA exceeds US$205,000,000 and the net leverage of the Company is below 2.2x,

provided, however, that (i) in each such case, the Participant is a Service Provider on the applicable vesting date (except as otherwise provided by Section 2 of the Agreement), and (ii) such milestone has been achieved by no later than the fifth (5th) anniversary of the date of grant.

This is a Restricted Stock Unit Agreement (the “Agreement”), by and between Vireo Growth Inc., a British Columbia corporation (the “Company”), and the participant identified above (“Participant”), entered into and effective as of the date of grant identified above (the “Date of Grant”).

II.           BACKGROUND

1.	The Company and Participant entered into an executive employment dated December 17, 2024 (the “Original Agreement”), as approved by the board of directors of the Company (the “Board”) on December 17, 2024, and as amended by a First Amendment to Employment Agreement dated March 6, 2025 (together with the Original Agreement, the “Employment Agreement”), as approved by the Board on March 6, 2025.

2.	In connection with the Employment Agreement the Company has agreed to issue to the Participant 9,500,000 Restricted Stock Units subject to the terms and conditions set forth herein.

III.	AGREEMENT. The grant awarded under this Agreement is made subject to the following terms and conditions. For the purposes of this Agreement, (a) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to this Agreement, and each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company; (b) “Fair Market Value” means the closing sales price of the Shares as quoted on the Canadian Securities Exchange on the day of determination; and (c) “Share” means one subordinate voting share in the capital of the Company.

1.	Grant of Award. The Company hereby grants to Participant, as of the Date of Grant and subject to the terms and conditions of this Agreement, the number of Restricted Stock Units indicated above (the “Award”). Each Restricted Stock Unit represents the right to receive one Share (or a cash payment equal to the Fair Market Value of one Share) upon settlement of the Award.

2.	Vesting and Forfeiture. The Award will vest as to the number of Restricted Stock Units and on the dates specified in the Notice of Grant above, but only if Participant is an employee, director or consultant of the Company (a “Service Provider”) on such dates. Except as otherwise expressly provided in this Agreement, if Participant ceases to be a Service Provider, then all Restricted Stock Units subject to this Award that have not yet vested shall be forfeited. In the event the Board determines it is within the best interests of the Company to accelerate the vesting of the Restricted Stock Units, the Company may accelerate the vesting schedule set out above. In the event of Participant’s separation from service (as such term is defined in Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and its related regulations (“409A”)) by the Company for Cause, all Restricted Stock Units, whether vested but not yet settled or unvested, shall be cancelled and forfeited as of the date of such separation from service for no consideration. In the event of Participant’s separation from service by the Company for any reason other than Cause, the resignation of the Participant for Good Reason or the death or Disability of the Participant, the vesting schedule of all outstanding Restricted Stock Units will accelerate, and all vested Restricted Stock Units will remain outstanding and shall settle on the applicable Trigger Date. In the event of the consummation of a transaction constituting a Change in Control (as defined in the Employment Agreement), the vesting schedule of all outstanding Restricted Stock Units will accelerate, and all vested Restricted Stock Units will remain outstanding and shall settle on the applicable Trigger Date. Notwithstanding the foregoing, the Board may, in its sole discretion, reduce or waive any vesting criteria that must be met to receive a payout, provided that settlement shall comply with 409A.

Notwithstanding the foregoing, for purposes of this Agreement, the consummation of one or more of the transactions resulting in the business combination of the Company with (i) Deep Roots Holdings, Inc., a Nevada corporation; (ii) Proper Holdings Management, Inc. and NGH Investments, Inc., both Missouri corporations; or (iii) WholesomeCo, Inc., a Delaware corporation, shall be deemed not to constitute a Change in Control.

3.	Nature of Restricted Stock Units. The Restricted Stock Units granted pursuant to this Award are bookkeeping entries only and do not provide Participant with any dividend, voting or other rights of a shareholder of the Company. The Restricted Stock Units shall remain forfeitable at all times unless and to the extent the vesting conditions set forth in this Agreement are satisfied.

4.	Settlement of Units. Subject to the provisions of this Agreement, the Company shall settle each vested Restricted Stock Unit by delivering to Participant one Share to which such vested Restricted Stock Unit relates, a cash payment equal to the Fair Market Value of one such Share, or a combination of both upon the earliest to occur of the following (such earliest date being referred to herein as the “Trigger Date”): (a) on the dates identified under the Notice of Grant, subject to attainment of the applicable performance milestones set forth in the Notice of Grant; (b) the death or Disability of Participant; (c) a Change in Control of the Company; or (d) on the date of the Participant’s separation from service (as such term is defined in 409A). For avoidance of doubt, attainment of the performance milestones set forth in the Notice of Grant shall be waived, and any outstanding, unvested portion of the Restricted Stock Units shall become immediately payable, if the events in clause (b), (c), or (d) above occur before attainment of such performance milestones.

For purpose of this Agreement, the term “Cause,” the term “Good Reason,” and the term “Disability” shall have the meaning ascribed to such term in the Employment Agreement.

Such settlement shall occur as soon as practicable following the Trigger Date (but in no event later than sixty (60) days following the Trigger Date, provided that the Company has the sole discretion to select the date of settlement within such sixty (60) day period and the Participant has no right to select the year of payment if such sixty (60) day period crosses calendar years).

5.	Transferability. Until such time as the Restricted Stock Units are settled as provided by this Agreement, the Restricted Stock Units or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant, except that the Restricted Stock Units may be transferred by the Participant by will or, if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock Units or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units will be forfeited by the Participant and all of the Participant’s rights to such Units shall immediately terminate without any payment of consideration by the Company. The Restricted Stock Units, and any Shares issued upon settlement hereof, have not been registered under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or any applicable U.S. state securities laws, and are or will when issued be “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act). Any certificate or instrument representing such securities issued pursuant to an exemption from the registration requirements of the U.S. Securities Act and any applicable U.S. state securities laws shall bear a legend restricting transfer under applicable United States federal and state securities laws unless such securities are registered under the U.S. Securities Act and all applicable U.S. state securities laws or unless issued in compliance with an exemption therefrom.

6.	No Shareholder Rights. Neither Participant nor any permitted transferee of the Award will have any of the rights of a stockholder of the Company with respect to any Shares subject to this Award unless and until a certificate evidencing such Shares has been issued, electronic delivery of such Shares has been made to Participant’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made. No adjustments shall be made for dividends or other rights if the applicable record date occurs before a stock certificate has been issued, electronic delivery of the Shares has been made to Participant’s designated brokerage account, or an appropriate book entry in the Company’s stock register has been made, except as otherwise described in Section 7.

7.	Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)	Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made this Agreement, will adjust the number and class of shares of stock that may be delivered under this Agreement and/or the number, class, and price of shares of stock covered by outstanding Awards.

(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board will notify Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)	Change in Control; Other Transactions.

(i) In the event of any other reorganization, merger, statutory share exchange, consolidation, sale of Company’s assets, or the acquisition of assets or stock of another entity by the Company, or other corporate transaction involving the Company or any of its subsidiaries, in each case which is not a Change in Control (each, a “Corporate Transaction”), the Restricted Stock Units will be treated as the Board determines (subject to the provisions of the following paragraph) without Participant’s consent, including, without limitation, that (A) the Restricted Stock Units will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; or (B) the termination of the Restricted Stock Units in exchange for an amount of cash and/or property, if any, equal to the amount that would have realized by the Participant as if the Restricted Stock Units had been issued and outstanding Shares, provided that in any such case, settlement of the Restricted Stock Units shall occur at a time permitted by 409A.

(ii) For the purposes of Section 7(c)(i), the Restricted Stock Units will be considered assumed if, following the Corporate Transaction, the Restricted Stock Units confer the right to receive, for each Share subject to the Restricted Stock Units immediately prior to the Corporate Transaction, the consideration (whether stock, cash, or other securities or property) received in the Corporate Transaction by holders of Subordinate Voting Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Corporate Transaction is not solely common shares of the successor corporation or its parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the payout of a Restricted Stock Unit, for each Share subject to the award, to be solely common shares of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Subordinate Voting Shares in the Corporate Transaction, all subject to compliance with 409A as to timing of payments.

8.	Securities Law and Other Restrictions. By signing this Agreement, Participant represents and warrants that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the U.S. Securities Act, and acknowledges that the Restricted Stock Units and any Shares issuable upon settlement hereof have not been registered under the U.S. Securities Act or any U.S. state securities laws and are being issued in reliance upon an exemption from such registration requirements. Notwithstanding any other provision of this Agreement, the Company shall not be required to issue, and Participant may not sell, assign, transfer or otherwise dispose of, any Shares, unless and until: (a) there is in effect with respect to the Shares a registration statement under the U.S. Securities Act, and any applicable U.S. state or foreign securities laws, or an exemption from such registration is available; (b) there has been obtained the written consent resolution related to the grant of the Restricted Stock Units and issuance of the underlying Shares signed by security holders of the Company of more than 50% of the securities of the Company having voting rights; (c) the Company has furnished to non-consenting security holders of the Company, and filed with the Securities and Exchange Commission, an information statement required under Rule 14c-2 under the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), in connection with the grant of the Restricted Stock Units and issuance of the underlying Shares, including the filing of any required preliminary information statement and in compliance with any required deadlines under the U.S. Exchange Act; and (d) there has been obtained any other consent, approval or permit from any other regulatory body that the Board, in its sole discretion, deems necessary or advisable. Notwithstanding the foregoing, Shares will not be issued pursuant to the exercise of this Award unless the exercise of this Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing the Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9.	Tax Withholding. THE COMPANY IS ENTITLED TO WITHHOLD AND DEDUCT FROM FUTURE FEES OR WAGES OF PARTICIPANT (OR FROM OTHER AMOUNTS THAT MAY BE DUE AND OWING TO PARTICIPANT FROM THE COMPANY), OR MAKE OTHER ARRANGEMENTS FOR THE COLLECTION OF, ALL LEGALLY REQUIRED AMOUNTS NECESSARY TO SATISFY ANY FEDERAL, STATE OR LOCAL WITHHOLDING AND EMPLOYMENT- RELATED TAX REQUIREMENTS ATTRIBUTABLE TO THE AWARD, INCLUDING, WITHOUT LIMITATION, THE GRANT OR SETTLEMENT OF THE RESTRICTED STOCK UNITS. IF THE COMPANY IS UNABLE TO WITHHOLD SUCH AMOUNTS, FOR WHATEVER REASON, PARTICIPANT AGREES TO PAY TO THE COMPANY AN AMOUNT EQUAL TO THE AMOUNT THE COMPANY WOULD OTHERWISE BE REQUIRED TO WITHHOLD UNDER FEDERAL, STATE OR LOCAL LAW.

10.	No Right to Employment or Engagement. This Award shall not be construed as giving Participant the right to be retained as an employee, officer of consultant of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate Participant’s employment or engagement at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss Participant from employment or engagement free from any liability or any claim under this Award, unless otherwise expressly provided in this Agreement. Nothing in this Agreement shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall Participant be entitled to any compensation for any loss of any right or benefit under this Agreement which Participant might otherwise have enjoyed but for termination of employment or engagement, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise.

11.	Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

12.	Shareholder Agreements. Upon the settlement of the Award, Participant shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Participant; and if Participant fails to execute and deliver any such agreement, such Participant shall nevertheless hold all stock subject to, and be bound by, such agreement.

13.	Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties to this Agreement.

14.	Governing Law. This Agreement and all rights and obligations under this Agreement shall be construed in accordance with the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive laws of any other jurisdiction.

15.	Entire Agreement. This Agreement and the Employment Agreement set forth the entire agreement and understanding of the parties to this Agreement with respect to the administration, grant and settlement of this Award and supersede all prior agreements, arrangements, plans and understandings relating to the administration, grant and settlement of this Award.

16.	Amendment and Waiver. Subject to applicable law, this Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance. Notwithstanding the preceding, Participant agrees that the Board may amend this Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming this Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

17.	Electronic Delivery and Acceptance. The Company may deliver any documents related to this Agreement by electronic means and request Participant’s acceptance of this Agreement by electronic means. Participant hereby consents to receive all applicable documentation by electronic delivery and to participate through an on-line (and/or voice activated) system established and maintained by the Company or the Company’s third-party stock plan administrator.

18.	Compliance with 409A. This Agreement is intended to comply with 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Agreement shall be interpreted and administered to comply with 409A. Notwithstanding the foregoing, the Company shall not have any obligation to take any action to prevent the assessment of any additional tax or penalty on the Participant under 409A and the Company will not have any liability to the Participant for any such additional tax or penalty. Notwithstanding any provision of this Agreement to the contrary, if on Participant’s separation from service, the Participant is deemed to be a “specified employee” within the meaning of Code Section 409A, any payment or benefit under this Agreement for which the commencement of payment is required to be delayed under Code Section 409A(a)(2)(B) shall not be paid or commence until the earliest of (i) the first business day following the expiration of six (6) months from the Participant’s separation from service or (ii) the date of the Employee’s death. Notwithstanding any provision of this Agreement to the contrary, in no event will any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Code Section 409A be subject to offset by any other amount unless otherwise permitted by Code Section 409A.

[Signature Page Follows]

The parties hereto have executed this Agreement effective as of the Date of Grant.

VIREO GROWTH INC.

	By:	/s/ John Mazarakis
John Mazarakis

	Its:	Chief Executive Officer

By execution of this Agreement, Participant agrees to all of the terms and conditions described in this Agreement.	PARTICIPANT

/s/ Tyson Macdonald
	Name:	Tyson Macdonald